Exhibit 99.1

January 29, 2014

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2013 FOURTH QUARTER FINANCIAL RESULTS

•	124 consecutive quarters of profitability

•	Net income per diluted share for three months ended December 31, 2013 was $0.12, compared to $0.09 for the third quarter, 2013.

•	Efficiency ratio for the fourth quarter improved to 67.96%, compared to 72.48% for the same quarter in 2012

•	Loans increased 7.5% since December 31, 2012

•	Non-performing assets to total assets remain at low levels, 0.81% at December 31, 2013

•	Announces expansion to Rocky River, Ohio

CANFIELD, Ohio (January 29, 2014) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and twelve months ended December 31, 2013.

Net income for the three months ended December 31, 2013 was $2.3 million, or $0.12 per diluted share compared to $2.6 million, or $0.14 per diluted share for the fourth quarter ended December 31, 2012. Net income for the year ended December 31, 2013 was $7.8 million, or $0.41 per diluted share compared to $9.9 million, or $0.53 per diluted share for 2012. During the 2013 third quarter, the Company recorded charges of $1.3 million related to severance costs for terminated employees. Excluding these severance expenses, net income for 2013 would have been $8.6 million, or $0.46 per share.

Kevin J. Helmick, President and CEO, stated, “Excluding security gains of $586 thousand in the fourth quarter of 2012 and compared to $8 thousand in the fourth quarter of 2013, net income for the current quarter increased $40 thousand. Our efficiency ratio improved to 67.96%, in the 2013 fourth quarter, representing the lowest quarter in the past two years. The improvement in our efficiency ratio is consistent with our strategy to increase fee income and decrease noninterest expenses. We are also pleased to report that net loans increased 7.5% during 2013. Most of this growth came from our commercial real estate, residential real estate and indirect loan portfolios.”

Northeast Ohio Expansion

Farmers is excited to announce it is establishing a branch office in Rocky River in the previously-acquired NAI building. Farmers will take its unique brand of business banking into the Greater Cleveland market utilizing a model similar to the Farmers’ Canton office. The expansion kicked-off with the hiring of two key associates, David E. Simko, Vice President/Commercial Banking and Ted Grabowski, Vice President/Private Client Relationship Manager. Farmers will also hire a Financial Advisor, Mortgage Loan Consultant and Universal Banker for the office located at 20325 Center Ridge Road.

2013 Financial Highlights

•	Loan growth

Total loans were $630.7 million at year-end 2013, compared to $586.6 million at year-end 2012. This represents an increase of 7.52%. The improvement in the local economy is the main factor driving the increase in loans. Most of the increase in loans has occurred in the commercial real estate, residential real estate and indirect loan portfolios. Loans comprised 56.2% of the Bank’s average earning assets in 2013, compared to 54.8% in 2012.

•	Loan quality

Net charge-offs decreased from $2.9 million for the year ended December 31, 2012 to $1.4 million in 2013. Most of the improvement occurred in the commercial and commercial real estate loan portfolios. Non-performing assets to total assets remain at a safe level, currently at 0.81%. Early stage delinquencies also remain at low levels, down $58 thousand from December 31, 2012 to $3.6 million at December 31, 2013.

•	Net interest margin

The net interest margin for the quarter ended December 31, 2013 was 3.53%, an improvement of 6 basis points over the 3.47% reported for the quarter ended September 30, 2013. Asset yields increased 6 basis points, while the cost of interest-bearing liabilities remain unchanged.

•	Cost saving initiatives

The Company underwent a cost reduction program in 2013 that included the closure of two retail branch locations and the elimination of several full time positions. In addition to the cost savings initiatives, the Company also made adjustments to the fee structure for its retail and commercial banking products and services. As a result of these actions, the Company’s efficiency ratio improved to 67.96% for the quarter ended December 31, 2013, which compares favorably to the 72.48% reported in the fourth quarter in 2012.

2014 Outlook

Mr. Helmick continued: “While the economy continues to slowly improve, we are excited about the opportunities to sustain the momentum our company has seen in loan growth while maintaining our consistent asset quality levels. We also continue our discipline of closely monitoring levels of non-interest income while growing non-interest revenues.”

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC, Farmers Trust Company and National Associates, Inc. Farmers’ operates eighteen banking offices throughout Mahoning, Trumbull, Columbiana and Stark Counties and two trust offices located in Boardman and Howland. Farmers offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Non-GAAP Disclosure

This press release includes disclosures of Farmers tangible common equity ratio and pre-tax, pre-provision income and pre-tax, pre-provision income, excluding gains (losses) on sales of securities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the Securities and Exchange Commission and is available on Farmers’ website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2013	Sept 30, 2013	June 30, 2013	March 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012	Percent Change
Total interest income	$10,298	$10,122	$10,273	$10,266	$10,691	$40,959	$43,110	-5.0%
Total interest expense	1,257	1,274	1,234	1,298	1,435	5,063	6,212	-18.5%

Net interest income	9,041	8,848	9,039	8,968	9,256	35,896	36,898	-2.7%
Provision for loan losses	525	340	170	255	0	1,290	725	77.9%
Other income	3,641	4,173	3,225	2,875	3,671	13,914	12,578	10.6%
Other expense	9,221	10,926	9,822	9,088	9,465	39,057	35,764	9.2%

Income before income taxes	2,936	1,755	2,272	2,500	3,462	9,463	12,987	-27.1%
Income taxes	641	143	404	495	825	1,683	3,055	-44.9%

Net income	$2,295	$1,612	$1,868	$2,005	$2,637	$7,780	$9,932	-21.7%

Average shares outstanding	18,776	18,776	18,747	18,795	18,799	18,773	18,792
Pre-tax pre-provision income	$3,461	$2,095	$2,442	$2,755	$3,462	$10,753	$13,712
Basic and diluted earnings per share	0.12	0.09	0.10	0.11	0.14	0.41	0.53
Cash dividends	563	563	557	564	1,128	2,248	3,382
Cash dividends per share	0.03	0.03	0.03	0.03	0.06	0.12	0.18
Performance Ratios
Net Interest Margin (Annualized)	3.53%	3.47%	3.63%	3.68%	3.67%	3.58%	3.76%
Efficiency Ratio (Tax equivalent basis)	67.96%	81.64%	77.16%	72.57%	72.48%	74.82%	69.94%
Return on Average Assets (Annualized)	0.78%	0.56%	0.66%	0.72%	0.92%	0.68%	0.89%
Return on Average Equity (Annualized)	7.23%	5.60%	6.21%	6.70%	8.65%	6.66%	8.42%
Dividends to Net Income	24.53%	34.93%	29.82%	28.13%	42.78%	28.89%	34.05%

Consolidated Statements of Financial Condition

	Dec 31, 2013	Sept 30, 2013	June 30, 2013	March 31, 2013	Dec 31, 2012
Assets
Cash and cash equivalents	$27,513	$40,303	$26,587	$57,312	$37,759
Securities available for sale	422,985	438,127	443,833	439,540	464,088
Loans held for sale	158	1,016	4,612	4,330	3,624
Loans	630,684	611,349	596,838	592,520	586,592
Less allowance for loan losses	7,568	7,369	7,590	7,508	7,629

Net Loans	623,116	603,980	589,248	585,012	578,963

Other assets	63,554	64,693	59,209	56,905	55,261

Total Assets	$1,137,326	$1,148,119	$1,123,489	$1,143,099	$1,139,695

Liabilities and Stockholders’ Equity
Deposits	$915,216	$903,410	$901,886	$915,855	$919,009
Other interest-bearing liabilities	101,439	118,322	101,589	101,659	90,309
Other liabilities	7,664	13,863	5,698	5,009	9,585

Total liabilities	1,024,319	1,035,595	1,009,173	1,022,523	1,018,903
Stockholders’ Equity	113,007	112,524	114,316	120,576	120,792

Total Liabilities and Stockholders’ Equity	$1,137,326	$1,148,119	$1,123,489	$1,143,099	$1,139,695

Period-end shares outstanding	18,776	18,776	18,547	18,795	18,795
Book value per share	$6.02	$5.99	$6.16	$6.42	$6.43
Tangible book value per share	5.47	5.43	5.85	6.10	6.11
Capital and Liquidity
Total Capital to Risk Weighted Assets (a)	16.23%	16.28%	17.25%	17.48%	17.35%
Tier 1 Capital to Risk Weighted Assets (a)	15.16%	15.22%	16.08%	16.31%	16.18%
Tier 1 Capital to Average Assets (a)	9.36%	9.29%	9.64%	9.77%	9.54%
Equity to Asset Ratio	9.94%	9.80%	10.18%	10.55%	10.60%
Tangible Common Equity Ratio	9.11%	8.96%	9.71%	10.08%	10.12%
Net Loans to Assets	54.79%	52.61%	52.45%	51.18%	50.80%
Loans to Deposits	68.91%	67.67%	66.18%	64.70%	63.83%
Asset Quality
Non-performing loans (b)	$9,091	$9,124	$8,079	$7,368	$8,202
Other Real Estate Owned	171	208	295	410	334
Non-performing assets	9,262	9,332	8,374	7,778	8,536
Loans 30-89 days delinquent (b)	3,600	2,348	2,497	3,536	3,658
Charged-off loans	620	915	456	663	1,377
Recoveries	294	354	367	287	382
Net Charge-offs	326	561	89	376	995
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.22%	0.38%	0.06%	0.26%	0.71%
Allowance for Loan Losses to Total Loans	1.20%	1.21%	1.27%	1.27%	1.30%
Non-performing Loans to Total Loans	1.44%	1.49%	1.35%	1.24%	1.40%
Allowance to Non-performing Loans	83.25%	80.77%	93.95%	101.90%	93.01%
Non-performing Assets to Total Assets	0.81%	0.81%	0.75%	0.68%	0.75%

(a)	Dec 31, 2013 ratio is estimated
(b)	Amounts reported are unpaid principal balance

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	Dec 31, 2013	Sept 30, 2013	June 30, 2013	March 31, 2013	Dec 31, 2012
Stockholders’ Equity	$113,007	$112,524	$114,316	$120,576	$120,792
Less Goodwill and other intangibles	10,343	10,546	5,836	5,934	6,032

Tangible Common Equity	$102,664	$101,978	$108,480	$114,642	$114,760

Reconciliation of Total Assets to Tangible Assets

	Dec 31, 2013	Sept 30, 2013	June 30, 2013	March 31, 2013	Dec 31, 2012
Total Assets	$1,137,326	$1,148,119	$1,123,489	$1,143,099	$1,139,695
Less Goodwill and other intangibles	10,343	10,546	5,836	5,934	6,032

Tangible Assets	$1,126,983	$1,137,573	$1,117,653	$1,137,165	$1,133,663

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2013	Sept 30, 2013	June 30, 2013	March 31, 2013	Dec 31, 2012	Dec 31, 2013	Dec 31, 2012
Income before income taxes	$2,936	$1,755	$2,272	$2,500	$3,462	$9,463	$12,987
Provision for loan losses	525	340	170	255	0	1,290	725

Pre-tax, pre-provision income	$3,461	$2,095	$2,442	$2,755	$3,462	$10,753	$13,712